UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023

Olema Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39712	30-0409740
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
780 Brannan Street
San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

(415) 651-3316

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.0001 par value per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is being filed to amend the Current Report on Form 8-K of Olema Pharmaceuticals, Inc., filed with the Securities and Exchange Commission on October 17, 2023 (the “Original Form 8-K”), to correct a typographical error and the Item number under which the information was reported. This Form 8-K/A amends and restates in its entirety the Original Form 8-K. Other than the aforementioned corrections, the remainder of the Original Form 8-K remains unchanged.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2023, upon recommendation from the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Olema Pharmaceuticals, Inc. (the “Company”) appointed Scott Garland to the Board as a Class III director, effective October 16, 2023 (the “Effective Date”). Mr. Garland’s term will expire, along with the terms of the other Class III directors, at the Company’s annual meeting of stockholders in 2026. The Board, at the recommendation of the Nominating Committee, also appointed Mr. Garland to serve as a member of the Compensation Committee of the Board (the “Compensation Committee”), as of the Effective Date.

There are no arrangements or understandings between Mr. Garland and any other persons pursuant to which he was selected as a director. The Board has determined that Mr. Garland qualifies as an independent director under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Rules and listing standards. Additionally, there are no transactions involving the Company and Mr. Garland that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment to the Board and pursuant to the Company’s non-employee director compensation policy as currently in effect, Mr. Garland received initial equity awards as follows: (x) a nonstatutory stock option to purchase 21,520 shares of the Company’s common stock (the “Initial Grant”) and (y) a nonstatutory stock option to purchase 14,347 shares of the Company’s common stock (the “Partial Year Grant”). The Initial Grant will vest in a series of 36 successive equal monthly installments over the three-year period measured from the date of grant, subject to Mr. Garland’s continuous service through each applicable vesting date. The Partial Year Grant will vest in equal monthly installments and will vest in full on the date of the Company’s 2024 annual meeting of stockholders, subject to Mr. Garland’s continuous service through such date. Each grant is subject to the terms and conditions of the Company’s 2020 Equity Incentive Plan and its related agreements.

Pursuant to the Company’s non-employee director compensation policy, Mr. Garland will also be entitled to receive an annual cash retainer of $40,000, additional annual cash retainers for service on a Board committee (including $6,000 for service on the Compensation Committee), and an annual equity award of a nonstatutory stock option to purchase 21,520 shares of the Company’s common stock.

The Company has also entered into its standard form of indemnification agreement with Mr. Garland.

Item 7.01Regulation FD Disclosure.

On October 17, 2023, the Company issued a press release announcing the appointment of Mr. Garland to its Board, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated October 17, 2023, of Olema Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLEMA PHARMACEUTICALS, INC

Dated: October 18, 2023

	By:	/s/ Shane Kovacs
Shane Kovacs
Chief Operating and Financial Officer